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                                                                     EXHIBIT 5.3

          [LETTERHEAD OF YOUNG, WILLIAMS, HENDERSON & FUSELIER, P.A.]


                                     December 19, 1997



Delco Remy International, Inc.
2902 Enterprise Drive
Anderson, IN 46013

          Re:  Form S-4 Registration Statement
               Registration No. 333-39243
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Gentlemen and Ladies:

          We have acted as counsel to The A&B Group, Inc., a Mississippi corporation, A&B Enterprises, Inc., a Mississippi corporation, Dalex, Inc. a Mississippi corporation, A&B Cores, Inc., a Mississippi corporation, MCA, Inc. of Mississippi, a Mississippi corporation, R&L Tool Company, Inc., a Mississippi corporation (each a "Subsidiary Guarantor" and collectively the "Subsidiary Guarantors") in connection with the guarantee of up to $140,000,000 principal amount of 10 5/8% Senior Subordinated Note Due 2006 (the "Exchange Notes") of Delco Remy International, Inc. (the "Company") and guaranteed by the Subsidiary Guarantors (each an :Exchange Guaranty: and collectively the "Exchange Guaranties") in connection with which the Company has prepared and filed a Registration Statement on Form S-4 (Registration No. 333-39243), originally filed on October 31, 1997, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended,
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as subsequently amended by an amendment to be filed today (the "Registration
Statement"). The Exchange Notes are to be issued in exchange for an equal aggregate principal amount of Company's outstanding 105/8% Senior Subordinated Notes due 2006 (the "Existing Notes") and the Subsidiary Guarantors' guaranties thereof. The Exchange Notes are to be issued pursuant to the terms of an Indenture filed as Exhibit 4.1 to the Registration Statement (the "Indenture"), among the Company, the Subsidiary Guarantors and National City Bank.

          In making our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all documents submitted to us as copies. Based on the foregoing, it is our opinion that:

          1. The Exchange Notes have been duly authorized by the Company, and when the Registration Statement has been declared effective, when the Exchange Notes have been duly executed, authenticated and delivered in accordance with the terms of the Indenture, and issued and delivered against exchange of the Existing Notes in accordance with the terms set forth in the prospectus included in the Registration Statement, the Exchange Notes will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting creditors' rights or debtors' obligations and to general principles of equity.

          2. Each Exchange Guaranty issued by a Subsidiary Guarantor has been duly authorized by the respective Subsidiary Guarantor and when the Registration Statement has been declared effective, when the Exchange Notes have been issued and delivered in accordance with the terms of the Indenture and when the Senior Notes have been issued and delivered against the exchange of the Existing Notes in accordance with the terms set forth in the prospectus included in the Registration Statement, the Exchange Guaranties will constitute the legal, valid and binding obligation of each Subsidiary Guarantor, enforceable against each Subsidiary Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting creditors' rights or debtors' obligations and to general principles of equity.

          The opinion expressed herein is rendered for your benefit in connection with the transaction contemplated herein. The opinion expressed herein may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus contained therein, under the caption
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"Legal Matters." In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                              Very truly yours,


                              /s/ Young, Williams, Henderson & Fuselier, P.A.